Exhibit 16.1

[LETTERHEAD OF CUTLER & CO., LLC]



December 3, 2015

Securities and Exchange Commission
100 F. Street
Washington, DC 20549 - 7561

Re: Nimtech Corp.
    Commission File No. 333- 199438

We have read the statements that we understand Nimtech Corp. will be included under Item 4.01 of the Form 8-K report dated December 3, 2105 and agree with such statements in so far as they apply to our firm.

We have no basis to agree or disagree with any other statement made in Item 4.01 of such report.

Sincerely,


/s/ Cutler & Co., LLC
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Cutler & Co., LLC
Wheat Ridge, Colorado